News Release
FOR IMMEDIATE RELEASE

TEREX CORPORATION COMPLETES SALE OF
7.45 MILLION SHARES OF KONECRANES PLC

WESTPORT, CT, February 15, 2017 – Terex Corporation (NYSE:TEX) today announced it has completed the sale of 7.45 million Class A shares representing 9.5% of the total shares outstanding of Konecranes Plc at a price of EUR 34.50 per share, a 3.25% discount to yesterday’s closing price. Total shares outstanding includes both Class A and Class B shares but does not include Konecranes treasury shares.

The trade date of the transaction will be today, February 15, 2017, and settlement of the transaction is expected to occur on February 20, 2017 (a T+3 settlement process).

Following the offering, Terex will continue to hold approximately 12.15 million Class B shares, representing approximately 15.5% of the total shares outstanding of Konecranes.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities of Konecranes Plc by Terex Corporation or its subsidiaries, nor shall there be any sale of such securities in any state, county or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state, county or jurisdiction. The shares are not registered under the Securities Act of 1933, as amended, or the Securities Act, or under any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws. The shares will be offered only to qualified institutional buyers in an offering exempt from registration pursuant to Rule 144A under the Securities Act and to persons outside the United States in compliance with Regulation S under the Securities Act.

Contact Information:
Terex Corporation
Brian J. Henry, Senior Vice President
Business Development & Investor Relations
Phone: (203) 222-5954
brian.henry@terex.com

Forward Looking Statements:
This press release contains forward-looking information regarding future events or Terex’s future financial performance based on the current expectations of Terex Corporation. In addition, when included in this press release, the words “may,” “expects,” “intends,” “anticipates,” “plans,” “projects,” “estimates” and the negatives thereof and analogous or similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statement is not forward-looking. Terex has based these forward-looking statements on current expectations and projections about future events. These statements are not guarantees of future performance.

Actual events or the actual future results of Terex may differ materially from any forward-looking statement due to these and other risks, uncertainties and significant factors. The forward-looking statements speak only as of the date of this release. Terex expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement included in this release to reflect any changes in expectations with regard thereto or any changes in events, conditions, or circumstances on which any such statement is based.

About Terex:
Terex Corporation is a global manufacturer of lifting and material processing products and services that deliver lifecycle solutions to maximize customer return on investment. The company reports in three business segments: Aerial Work Platforms, Cranes, and Materials Processing. Terex delivers lifecycle solutions to a broad range of industries, including the construction, infrastructure, manufacturing, shipping, transportation, refining, energy, utility, quarrying and mining industries. Terex offers financial products and services to assist in the acquisition of Terex equipment through Terex Financial Services. Terex uses its website (www.terex.com) and its Facebook page (www.facebook.com/TerexCorporation) to make information available to its investors and the market.

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Terex Corporation
200 Nyala Farm Road, Westport, Connecticut 06880
Telephone: (203) 222-7170, Fax: (203) 222-7976, www.terex.com

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